Independent Auditors' Consent



To the Shareholders and Directors of
Municipal High Income Fund Inc.:

We consent to the use of our report dated December 10, 1996 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information.




	KPMG PEAT MARWICK LLP


New York, New York
January 13, 1997